Exhibit 99.1

Level 3 Completes Acquisition of tw telecom

Combined Enterprise Value of $27 Billion Creates a Stronger Competitor to Deliver Significant Customer Benefits

BROOMFIELD, Colo., Oct. 31, 2014 — Level 3 Communications, Inc. (NYSE: LVLT) announced it completed its acquisition of tw telecom. The transaction further positions the company as a global leader in the rapidly evolving business communications market.

The combined company provides enterprise, government and carrier customers around the world with one of the most comprehensive product portfolios in the industry, supported by its global network and deep metro footprint across North America.

Level 3 Communications’ global headquarters in Broomfield, Colorado.

“Level 3 is helping customers migrate to the next wave of technology,” said Jeff Storey, president and CEO of Level 3. “We know our customers’ needs are changing, and by bringing together these two great, customer-focused companies, we are taking the next step in the evolution of Level 3 and bringing us closer to realizing our vision of being the trusted connection to the networked world.

“The combination of tw telecom’s rich metro footprint with Level 3’s global network, positions the company to provide local-to-global business solutions and deliver a world-class customer experience,” Storey continued.

Powerful Competitor in the Enterprise Market

The combination of Level 3 and tw telecom:

•                  Enables a higher quality and more reliable on-net experience for customers doing business in North America or expanding into North America from regions such as Europe, Middle East and Africa (EMEA) and Latin America, including access to triple the number of on-net buildings.

•                  Provides access to the combined product portfolio, targeted at helping companies manage their growth in an efficient and secure manner.

•                  Addresses the ever-changing threat landscape — both companies built their networks with security and flexibility in mind.

•                  Boosts Level 3’s enterprise revenue in North America from approximately 65 percent to 70 percent of the region’s total revenue.

•                  Doubles the company’s salesforce in North America to provide excellent customer service and reach.

Transaction Details

tw telecom stockholders are receiving $10 of cash and 0.7 shares of Level 3 common stock for each share of tw telecom common stock owned. tw telecom’s common stock will cease trading on NASDAQ as of market close on Oct. 31, 2014, and will no longer be listed on NASDAQ.

Combined Company Facts

•                  Fiber networks with reach to North America, Latin America, EMEA and the Asia-Pacific region.

•                  More than 200,000 route miles globally, including extensive undersea facilities (33,000 subsea route miles)

•                  Services reaching more than 60 countries across six continents.

•                  Approximately 30,000 buildings connected to the network in the United States.

•                  More than 50,000 customers worldwide.

•                  More than 13,000 employees globally.

Both Companies Represented on Board of Directors

The company’s board of directors includes members of tw telecom and Level 3’s boards, including James O. Ellis, Jr. (Chairman), Jeff K. Storey, Kevin P. Chilton, Archie R. Clemins, Steven T. Clontz, Irene M. Esteves (tw telecom board), T. Michael Glenn, Spencer B. Hays (tw telecom board), Michael J. Mahoney, Kevin W. Mooney (tw telecom board), Peter Seah Lim Huat and Peter van Oppen.

Level 3 Earnings

Level 3 will report third quarter 2014 results on Wednesday, Nov. 5, 2014, and the company plans to discuss third quarter 2014 earnings results for both Level 3 and tw telecom during the call. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com at 10 a.m. ET on Nov. 5.

Additional information regarding the third quarter 2014 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. Investors unable to join the call via the Web can access the call at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 2 p.m. ET on Nov 5 until 1 p.m. ET on Jan. 3, 2015. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), conference code 21738057.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit level3.mediaroom.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Francie Dudrey	Mark Stoutenberg
+1 720-888-5434	+1 720-888-2518
francie.dudrey@level3.com	mark.stoutenberg@level3.com